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                                                                    EXHIBIT 10.2

                           ADDENDUM TO THE AMENDED AND
                          RESTATED SEVERANCE AGREEMENT


         This Addendum to the Amended and Restated Severance Agreement (this "Addendum") is made and entered into effective as of this 16th day of April, 1999, by and among Aviall, Inc., a Delaware corporation (the "Company"), Inventory Locator Service, LP, a Delaware limited partnership ("ILS"), and Bruce Langsen (the "Executive"). Terms used in this Addendum with initial capital letters that are defined in the Amended and Restated Severance Agreement, dated as of April 16, 1999, between the Company and the Executive (the "Severance Agreement") are used in this Addendum as so defined.

         WHEREAS, the Board of Directors of the Company has authorized management to examine a range of possible transactions, which may include a sale, joint venture or other transaction involving the Company or either of its two operating businesses; and

         WHEREAS, the Severance Agreement provides for certain severance benefits in the event of a termination of the Executive's employment following a Change of Control of the Company; and

         WHEREAS, a sale of ILS would not constitute a Change of Control of the Company for the purposes of the Severance Agreement; and

         WHEREAS, the Company desires to provide the Executive with the benefits intended to be provided to the Executive under the Severance Agreement in circumstances which both the Company and ILS are sold in a series of transactions;

         NOW, THEREFORE, in order to induce the Executive to remain in the employ of ILS and other good and valuable consideration, the Company, ILS and the Executive agree as follows:

         1. In the event that a sale of ILS is completed and, on or prior to the closing date of such sale, the Company has entered into a definitive agreement the consummation of which would result in a Change of Control of the Company, a Change of Control shall be deemed to have occurred for the purposes of the Severance Agreement effective as of the closing date of the sale of ILS, without regard to whether a Change of Control with respect to the Company ultimately occurs. For the purposes of this Addendum, a "sale of ILS" shall mean the sale or other transfer (whether direct or indirect, by sale, merger, consolidation or otherwise) of (i) the general and limited partnership interests of ILS, (ii) the capital stock of Inventory Locator Service GP, Inc. and ILS Investor, Inc. or
(iii) the sale of all or substantially all of the assets of ILS. Except as otherwise provided in this Section 1, the definition of Change of Control shall otherwise remain as set forth in the Severance Agreement.



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         2. Effective as of the sale of ILS, ILS shall automatically and without further action, assume all of the rights and obligations of the Company under the Severance Agreement and the Company shall be released from all such obligations and ILS shall be deemed to be the "Company" for the purpose of the Severance Agreement. The Company and ILS shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of ILS, to expressly assume and agree to perform the Severance Agreement, as modified by this Addendum, in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

         3. The Severance Agreement, as modified by this Addendum, remains in full force and effect.

         IN WITNESS WHEREOF, the Company, ILS and the Executive have executed, or caused to be executed, this Addendum effective as of the day and year first written above.

         AVIALL, INC.



         By: /s/ Eric E. Anderson
             ------------------------------------------
             Eric E. Anderson, Chairman, President
             and Chief Executive officer

         INVENTORY LOCATOR SERVICE, LP

         By: Inventory Locator Service GP, Inc.,
             its General Partner


         By: /s/ Jeffrey J. Murphy
             ------------------------------------------
             Jeffrey J. Murphy,
             Vice President



         /s/ Bruce Langsen
         ----------------------------------------------
         Bruce Langsen

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